Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR
THE FOURTH QUARTER AND YEAR

January 27, 2017 – Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank, announced earnings for the three months ended December 31, 2016 of $2,346,000.  This represents an increase of $2,218,000 from the $128,000 earned in the comparable period of 2015 due primarily to a $2,370,000 decrease in the provision for loan losses and the benefits realized from the acquisition of Delaware Bancshares, Inc. ("Delaware") on July 31, 2016.  Earnings per share (fully diluted) were $.56 and $.04 for the three-month periods ended December 31, 2016 and 2015, respectively.  Net interest income before the provision for loan losses increased $2,339,000 compared to the same period of last year due to higher loan volume, while other income increased $274,000 due to the larger customer base.  A provision for loan losses of $450,000 was recorded in the current three-month period compared to $2,820,000 in the same period of last year. Operating expenses increased $1,894,000 due primarily to costs resulting from the twelve new community offices acquired.  For the year ended December 31, 2016, net income totaled $6,711,000, an increase of $803,000 from the $5,908,000 earned in the prior year.  Earnings and expenses increased as a result of the acquisition, while the provision for loan losses decreased from $4,580,000 in 2015 to $2,050,000 in 2016.  The increase in operating expenses in 2016 includes $1,806,000 of one-time merger related expenses.  Earnings per share on a fully diluted basis were $1.73 for 2016 compared to $1.60 in 2015.  The return on average assets for the year was 0.74% with a return on average equity of 6.17% compared to 0.80% and 5.83%, respectively, in 2015.

Total assets were $1.1 billion as of December 31, 2016.  Loans receivable totaled $713.9 million as of December 31, 2016, with total deposits of $925.4 million and stockholders' equity of $111.1 million.

Loans receivable increased $154.0 million from the prior year-end due primarily to the $112.1 million of loans acquired from Delaware.  Organic loan growth included a $22.8 million increase in commercial loans due primarily to an $18.6 million increase in commercial real estate loans.  Residential mortgage loans and construction loans increased $5.4 million internally after the sale of $1.7 million of fixed-rate residential mortgage loans for the purpose of interest rate risk management.  Consumer loans increased $13.7 million internally in 2016 due to a $16.5 million increase in indirect auto and marine financing.  As of December 31, 2016, total non-performing loans were $1.8 million and represented 0.25% of total loans compared to $7.1 million, or 1.27% as of December 31, 2015.  The significant decrease includes the transfer of one loan relationship with a balance of $5,015,000 on December 31, 2015 to foreclosed real estate owned in 2016.  For the three months and year ended December 31, 2016, net charge-offs totaled $151,000 and $2,885,000, respectively, compared to $1,268,000 and $3,157,000, respectively, for the corresponding periods in 2015.  Based on management's analysis, the Company determined that it would be appropriate to provide $450,000 and $2,050,000 for potential future losses for the three and twelve month periods ended December 31, 2016, respectively, compared to $2,820,000 in the similar quarter of last year and $4,580,000 for the year of 2015.  As of December 31, 2016, the allowance for loan losses totaled $6,463,000 and 0.91% of total loans compared to $7,298,000 and 1.30% of total loans at December 31, 2015.  Additionally, as of December 31, 2016 the allowance for loan losses represented 356% of total non-performing loans, compared to 102% as of December 31, 2015.

Net interest income, on a fully taxable equivalent basis (fte), totaled $8,991,000 for the three months ended December 31, 2016, an increase of $2,514,000 compared to the same period in 2015.  Net interest margin (fte) for the three months ended December 31, 2016 was 3.49% decreasing from 3.73% for the similar period in 2015.  The decrease in net interest margin was principally due to the mix and yield on interest-earning assets acquired from Delaware which resulted in a 33 basis point decrease in the yield earned on assets.  The decrease in the yield on earning assets was partially offset by a 13 basis point decrease in the cost of interest-bearing liabilities due to the favorable mix and cost of interest-bearing liabilities acquired. For the year, net interest income (fte) totaled $30,339,000, an increase of $4,457,000 compared to 2015.  The net interest margin (fte) declined 15 basis points to 3.60% in 2016.

Other income for the three months ended December 31, 2016 totaled $1,490,000 compared to $1,216,000 for the similar period in 2015.  Gains on the sale of loans and securities decreased $164,000, while all other items of other income increased $438,000 in the aggregate due primarily to service charges and fees resulting from the acquisition.  Other income for the year ended December 31, 2016 totaled $5,179,000 compared to $4,699,000 in 2015, an increase of $480,000.  Gains on the sale of loans and investment securities decreased $392,000 in the aggregate, while all other items of other income increased $872,000, net due primarily to the acquisition.

Other expenses totaled $6,568,000 for the three months ended December 31, 2016, compared to $4,674,000 in the similar period of 2015 due to costs related to the acquisition and operation of twelve new community offices.  For the year ended December 31, 2016, other expenses totaled $23,124,000 compared to $17,100,000 for the similar period in 2015, an increase of $6,024,000.  Included in the increased expenses are $1.8 million of one-time merger related expenses and the cost of operating the new community offices.

Mr. Critelli commented, "In 2016, we successfully completed the acquisition of Delaware Bancshares, Inc. and integrated all operating systems.  Our balance sheet reflects the growth related to the acquisition, while our earnings improved $803,000 compared to last year despite over $1.8 million of one-time merger costs recognized in 2016.  Our fourth quarter results have begun to reflect the full benefit of the transaction, and we expect to grow from this base as we move forward into 2017.  During 2016, our cash dividend per share increased from $1.24 per share to $1.25 per share, which resulted in a dividend yield of 3.77% based on our year-end closing stock price of $33.14.  This year-end price represents an increase of over 15% in the value of our stock compared to the $28.75 reported at year-end 2015, while our earnings per share also improved from $1.60 in 2015 to $1.73.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers."

Norwood Financial Corp., through its subsidiary Wayne Bank, operates fifteen offices in Northeastern Pennsylvania and twelve offices in Delaware and Sullivan Counties, New York.  The New York offices represent locations that were assumed through the acquisition of Delaware Bancshares, Inc. and its wholly-owned subsidiary, NBDC Bank.  The Company's stock is traded on the Nasdaq Global Market under the symbol, "NWFL".

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income on a tax–equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2016	2015	2016	2015
Net interest income	$8,451	$6,112	$28,590	$24,521
Tax equivalent basis adjustment using 34% marginal tax rate	540	365	1,749	1,361
Net interest income on a fully taxable equivalent basis	$8,991	$6,477	$30,339	$25,882

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	December 31
	2016	2015
ASSETS
Cash and due from banks	$14,900	$9,744
Interest-bearing deposits with banks	2,274	266
Cash and cash equivalents	17,174	10,010

Securities available for sale	302,564	138,851
Loans receivable	713,889	559,925
Less: Allowance for loan losses	6,463	7,298
Net loans receivable	707,426	552,627
Regulatory stock, at cost	2,119	3,412
Bank premises and equipment, net	13,531	6,472
Bank owned life insurance	36,133	18,820
Foreclosed real estate owned	5,302	2,847
Accrued interest receivable	3,643	2,363
Goodwill	11,679	9,715
Other intangible assets	612	285
Deferred tax asset	8,989	3,669
Other assets	2,011	1,434
TOTAL ASSETS	$1,111,183	$750,505

LIABILITIES
Deposits:
Non-interest bearing demand	$191,445	$107,814
Interest-bearing	733,940	443,095
Total deposits	925,385	550,909
Short-term borrowings	32,811	53,235
Other borrowings	32,001	41,126
Accrued interest payable	1,069	957
Other liabilities	8,838	3,280
TOTAL LIABILITIES	1,000,104	649,507

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares	416	373
issued: 2016: 4,164,723 shares, 2015: 3,724,668 shares
Surplus	47,682	35,351
Retained earnings	67,225	65,412
Treasury stock, at cost: 2016: 4,509 shares, 2015: 23,311 shares	(125)	(626)
Accumulated other comprehensive income (loss)	(4,119)	488
TOTAL STOCKHOLDERS' EQUITY	111,079	100,998

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,111,183	$750,505

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
INTEREST INCOME
Loans receivable, including fees	$7,858	$6,058	$27,611	$24,002
Securities	1,584	877	4,591	3,761
Other	14	1	42	16
Total Interest income	9,456	6,936	32,244	27,779

INTEREST EXPENSE
Deposits	765	587	2,603	2,421
Short-term borrowings	32	38	174	85
Other borrowings	208	199	877	752
Total Interest expense	1,005	824	3,654	3,258
NET INTEREST INCOME	8,451	6,112	28,590	24,521
PROVISION FOR LOAN LOSSES	450	2,820	2,050	4,580
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,001	3,292	26,540	19,941

OTHER INCOME
Service charges and fees	951	651	2,951	2,440
Income from fiduciary activities	107	99	449	439
Net realized gains on sales of securities	15	118	284	626
Gains on sales of loans, net	0	61	54	104
Earnings and proceeds on life insurance policies	272	167	888	665
Other	145	120	553	425
Total other income	1,490	1,216	5,179	4,699

OTHER EXPENSES
Salaries and employee benefits	3,308	2,152	10,928	8,535
Occupancy, furniture and equipment	889	511	2,625	2,082
Data processing	388	261	1,337	943
Taxes, other than income	196	185	731	711
Professional fees	320	283	836	730
FDIC Insurance assessment	10	133	412	411
Foreclosed real estate owned	98	475	680	911
Merger related	142	0	1,806	0
Other	1,217	674	3,769	2,777
Total other expenses	6,568	4,674	23,124	17,100

INCOME (LOSS) BEFORE TAX	2,923	(166)	8,595	7,540
INCOME TAX EXPENSE (BENEFIT)	577	(294)	1,884	1,632
NET INCOME	$2,346	$128	$6,711	$5,908

Basic earnings per share	$0.57	$0.04	$1.74	$1.60

Diluted earnings per share	$0.56	$0.04	$1.73	$1.60

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended December 31	2016	2015

Net interest income	$8,451	$6,112
Net income	2,346	128

Net interest spread (fully taxable equivalent)	3.38%	3.58%
Net interest margin (fully taxable equivalent)	3.49%	3.73%
Return on average assets	0.83%	0.07%
Return on average equity	8.17%	0.50%
Basic earnings per share	$0.57	$0.04
Diluted earnings per share	$0.56	$0.04

For the Twelve Months Ended December 31

Net interest income	$28,590	$24,521
Net income	6,711	5,908

Net interest spread (fully taxable equivalent)	3.46%	3.61%
Net interest margin (fully taxable equivalent)	3.60%	3.75%
Return on average assets	0.74%	0.80%
Return on average equity	6.17%	5.83%
Return on tangible equity	6.84%	6.47%
Basic earnings per share	$1.74	$1.60
Diluted earnings per share	$1.73	$1.60

As of December 31

Total assets	$1,111,183	$750,505
Total loans receivable	713,889	559,925
Allowance for loan losses	6,463	7,298
Total deposits	925,385	550,909
Stockholders' equity	111,079	100,998
Trust assets under management	138,167	131,690

Book value per share	$26.15	$27.39
Tangible book value per share	$23.51	$24.67
Equity to total assets	10.00%	13.46%
Allowance to total loans receivable	0.91%	1.30%
Nonperforming loans to total loans	0.25%	1.27%
Nonperforming assets to total assets	0.64%	1.33%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
ASSETS
Cash and due from banks	$14,900	$19,404	$8,171	$8,709	$9,744
Interest-bearing deposits with banks	2,274	13,729	4,444	254	266
Cash and cash equivalents	17,174	33,133	12,615	8,963	10,010

Securities available for sale	302,564	310,126	129,721	143,948	138,851
Loans receivable	713,889	706,199	581,220	565,787	559,925
Less: Allowance for loan losses	6,463	6,164	5,798	7,642	7,298
Net loans receivable	707,426	700,035	575,422	558,145	552,627
Regulatory stock, at cost	2,119	2,351	2,228	2,982	3,412
Bank owned life insurance	36,133	35,889	19,082	18,951	18,820
Bank premises and equipment, net	13,531	13,617	6,328	6,390	6,472
Foreclosed real estate owned	5,302	5,386	5,414	2,855	2,847
Goodwill and other intangibles	12,291	12,331	9,952	9,975	10,000
Other assets	14,643	12,189	7,067	7,895	7,466
TOTAL ASSETS	$1,111,183	$1,125,057	$767,829	$760,104	$750,505
			.	.	.
LIABILITIES
Deposits:
Non-interest bearing demand	$191,445	$200,481	$121,743	$113,225	$107,814
Interest-bearing deposits	733,940	721,763	462,516	447,266	443,095
Total deposits	925,385	922,244	584,259	560,491	550,909
Other borrowings	64,812	83,946	74,679	91,528	94,361
Other liabilities	9,907	3,167	4,300	5,387	4,237
TOTAL LIABILITIES	1,000,104	1,009,357	663,238	657,406	649,507

STOCKHOLDERS' EQUITY	111,079	115,700	104,591	102,698	100,998

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,111,183	$1,125,057	$767,829	$760,104	$750,505

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	December 31	September 30	June 30	March 31	December 31
Three months ended	2016	2016	2016	2016	2015
INTEREST INCOME
Loans receivable, including fees	$7,858	$7,267	$6,351	$6,135	$6,058
Securities	1,584	1,239	878	890	877
Other	14	22	5	1	1
Total interest income	9,456	8,528	7,234	7,026	6,936

INTEREST EXPENSE
Deposits	765	677	580	581	587
Borrowings	240	281	260	270	237
Total interest expense	1,005	958	840	851	824
NET INTEREST INCOME	8,451	7,570	6,394	6,175	6,112
PROVISION FOR LOAN LOSSES	450	450	700	450	2,820
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	8,001	7,120	5,694	5,725	3,292

OTHER INCOME
Service charges and fees	951	840	604	574	651
Income from fiduciary activities	107	126	114	102	99
Net realized gains on sales of securities	15	0	205	64	118
Gains on sales of loans, net	0	(11)	18	30	61
Earnings and proceeds on life insurance policies	272	283	166	167	167
Other	145	161	116	130	120
Total other income	1,490	1,399	1,223	1,067	1,216

OTHER EXPENSES
Salaries and employee benefits	3,308	3,070	2,248	2,303	2,152
Occupancy, furniture and equipment, net	889	755	487	495	511
Foreclosed real estate owned	98	119	432	31	475
FDIC insurance assessment	10	170	117	115	133
Merger related	142	1,659	5	-	-
Other	2,121	1,906	1,239	1,405	1,403
Total other expenses	6,568	7,679	4,528	4,349	4,674

INCOME (LOSS) BEFORE TAX	2,923	840	2,389	2,443	(166)
INCOME TAX EXPENSE (BENEFIT)	577	228	511	567	(294)
NET INCOME	$2,346	$612	$1,878	$1,876	$128

Basic earnings per share	$0.57	$0.15	$0.51	$0.51	$0.04

Diluted earnings per share	$0.56	$0.15	$0.51	$0.51	$0.04

Book Value per share	$26.15	$25.94	$27.99	$27.88	$27.39
Tangible Book Value per share	23.51	24.89	24.13	25.18	24.67

Return on average assets (annualized)	0.83%	0.69%	0.99%	1.00%	0.07%
Return on average equity (annualized)	8.17%	5.45%	7.28%	7.33%	0.50%

Net interest spread (fte)	3.38%	3.37%	3.63%	3.55%	3.58%
Net interest margin (fte)	3.49%	3.50%	3.79%	3.70%	3.73%

Allowance for loan losses to total loans	0.91%	0.87%	1.00%	1.35%	1.30%
Net charge-offs to average loans (annualized)	0.09%	0.05%	1.78%	0.08%	0.92%
Nonperforming loans to total loans	0.25%	0.32%	0.21%	1.21%	1.27%
Nonperforming assets to total assets	0.64%	0.68%	0.86%	1.28%	1.33%